Exhibit 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report on Form 10-Q of New Media Investment Group Inc. (the “Company”) for the quarterly period ended June 29, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael E. Reed, as Chief Executive Officer of the Company, and Gregory W. Freiberg, as Chief Financial Officer and of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer
Date:	July 31, 2014

/s/ Gregory W. Freiberg
Name:	Gregory W. Freiberg
Title:	Chief Financial Officer and Chief Accounting Officer
Date:	July 31, 2014

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.